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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                       AMENDMENT TO FORM 10 CONVERTING TO

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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                           C-CUBE SEMICONDUCTOR INC.
             (Exact name of Registrant as specified in its charter)


             DELAWARE                                   77-0192108
(State of Incorporation or organization)   (I.R.S. employer identification no.)

                             ----------------------

                              1778 McCarthy Blvd.
                           Milpitas, California 95035
              (Address of principal executive offices) (Zip code)

 If this form relates to the registration                     If this form relates to the registration of
 of a class of debt securities and is                         a class of debt securities and is to become
 effective upon filing pursuant to General                    effective simultaneously with the
 Instructions A(c)(1) please check the                        effectiveness of a concurrent registration
 following box. [   ]                                         statement under the Securities Act of 1933
                                                              pursuant to General Instruction A(c)(2)
                                                              please check the following box.  [   ]

         SECURITIES ACT REGISTRATION NUMBER TO WHICH THIS FORM RELATES:

                                   333-31896

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       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                      None

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       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

 TITLE OF EACH CLASS TO                         NAME OF EACH EXCHANGE ON WHICH
   BE SO REGISTERED                             EACH CLASS IS TO BE REGISTERED
   ----------------                             ------------------------------
     Common Stock                               National Association of
    0.001 Par Value                             Securities Dealers Automated
                                                Quotation System

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        The description of the Registrant's Common Stock (the "Common Stock") included under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 No. 333-31896 is incorporated herein by reference. The Common Stock is to be registered on the National Association of Securities Dealers Automated Quotation System.

ITEM 2.

        The following exhibits are filed as a part of this registration statement (all of which are incorporated by reference to the corresponding exhibit as filed or to be filed with the Form S-1 Registration Statement):

        3.1  Certificate of Incorporation of C-Cube Semiconductor Inc.

        3.2  Bylaws of C-Cube Semiconductor Inc.

        4.1  Reference is made to Exhibits 3.1 & 3.2 hereof.

        4.2  Specimen Stock Certificate.

       10.9  2000 Stock Plan.

       10.10 Form of 2000 Stock Plan Agreement.

       10.11 2000 Employee Stock Purchase Plan.

       10.12 Form of 2000 Employee Stock Purchase Plan Agreement.

       10.13 2000 Director Option Plan.

       10.14 Form of 2000 Director Plan Agreement.
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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  March 22, 2000


                                           C-CUBE SEMICONDUCTOR INC.



                                           By: /s/  Umesh Padval
                                              --------------------------------
                                               Umesh Padval
                                               President and
                                               Chief  Financial Officer